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                                                                    EXHIBIT 21.1

                       ASPECT COMMUNICATIONS CORPORATION

         SUBSIDIARIES OF THE REGISTRANT--JURISDICTION OF INCORPORATION

Aspect Telecommunications AG              Aspect Telecommunications Technology
Switzerland                                Ltd.
                                          Cayman Islands


Aspect Communications A/S
Denmark                                   Aspect Communications de Mexico
                                          S. de R.L. de C.V.

Aspect Telecommunications B.V.            Mexico

The Netherlands
                                          Aspect Communications Workforce
                                           Management Inc.

Aspect Communications Europe B.V.
The Netherlands                           United States


Aspect Telecommunications Canada          Voicetek Corporation
 Company                                  United States
Canada


                                          PakNetX Corporation
Aspect Telecommunications GmbH            United States
Germany


                                          Aspect Telecommunications
Aspect Communications K.K.                 International Corporation
Japan                                     United States


Aspect Communications Ltd.
Hong Kong

Aspect Communications UK Ltd.
United Kingdom

Aspect Telecommunications NV
Belgium

Aspect Communications PTE (S) Ltd.
Singapore

Aspect Communications Pty. Ltd.
Australia

Application Specific Solutions for
 Telecommunications SAS
France